                                                                     EXHIBIT 4.9


                                                                  EXECUTION COPY
                                                                  --------------


                                      NOTE
                                      ----



          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

                             BANKVEST CAPITAL CORP.

                     10.101% SUBORDINATED PROMISSORY NOTE
                             DUE FEBRUARY 27, 2005

$15,000,000                                                   New York, New York
                                                               February 28, 1997

          FOR VALUE RECEIVED, the undersigned, BANKVEST CAPITAL CORP., a Massachusetts corporation (the "BORROWER"), hereby promises to pay to the order of WHITNEY SUBORDINATED DEBT FUND, L.P. or its registered assigns (the "HOLDER"), the principal sum of FIFTEEN MILLION ($15,000,000) on February 27, 2005 (the "MATURITY DATE"), with interest thereon from time to time as provided herein.

          1.   PURCHASE AGREEMENT.  This Subordinated Promissory Note (the
               ------------------
"NOTE") is issued by the Borrower pursuant to the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of February 28, 1997, by and between the Borrower and Whitney Subordinated Debt Fund, L.P. ("WSDF"), and the Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to the Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available to it in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.

          2.   INTEREST.  The Borrower promises to pay interest on the principal
               --------
amount of this Note from time to time outstanding at the rate of 10.101% per annum. The Borrower shall pay accrued interest quarterly on each March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "INTEREST PAYMENT DATE"), beginning on March 31, 1997. Interest on this Note shall be paid by wire transfer of immediately available funds to an account at a bank designated by the Holder. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full. Interest shall accrue and be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, upon and during the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the rate of interest otherwise in effect pursuant to the first sentence of this
Section 2 plus 2% per annum. Subject to applicable law, any interest that shall
          ----
accrue on overdue interest on this Note as provided in the preceding sentence which shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

          3.   MANDATORY PREPAYMENT.
               --------------------

               (a)  Public Offerings. Upon the consummation of all Public
                    ----------------
Offerings (as hereinafter defined) while this Note remains outstanding, the Borrower shall apply the aggregate proceeds therefrom in excess of the sum of
(i) reasonable brokerage commissions or underwriting fees and other reasonable fees and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel and accountants and reasonable fees and expenses of investment bankers) relating to such Public Offering and (ii) $15,000,000 (such excess being the "Net Proceeds"), such that the first $5,000,000 of Net Proceeds and 50% of all other Net Proceeds shall prepay the outstanding principal amount of this Note (together with interest accrued thereon), such payment to be made within 5 Business Days after receipt by either the Borrower or any of its Subsidiaries of the proceeds of each such Public Offering, except that prepayment of the greater of the first $5,000,000 or the amount required to be prepaid hereunder from the initial Public Offering shall be paid within 90 days after receipt of the proceeds of such initial Public Offering. For the purposes hereof, "PUBLIC OFFERING" means the sale by either the Borrower or any of its Subsidiaries of its capital stock pursuant to a registration statement on Form S-1 or other Form under the Securities Act.

          (b)  Change of Control.  Upon a Change of Control (as hereinafter
               -----------------
defined), the Borrower shall prepay the outstanding principal amount of this Note (together with interest accrued thereon), within 5 Business Days after the occurrence of such Change of Control.

For the purposes hereof, "CHANGE OF CONTROL" means (i) any transaction or series of transactions in which one or more Persons, other than the current shareholders of the Company, become the beneficial owners of an aggregate of 30% or more of the then outstanding capital stock of the Company, provided that shares of capital stock acquired upon exercise of Management Options or Other Warrants shall be excluded for purposes of this clause and shares sold by the Company in a Public offering shall be disregarded for purposes of this clause,
(ii) Paul S. Gass shall sell all or substantially all of his equity ownership in the Borrower to any Person other than his spouse and his descendants (whether natural or adopted) and any trust solely for the benefit of Gass and/or his spouse and/or such descendants, (iii) the sale of all or substantially all of the Borrower's assets, (iv) the liquidation of the Borrower, (v) the election of any person to the Board of Directors who was not placed in nomination for that office as contemplated in the Stockholders' Agreement, (vi) Paul S. Gass shall cease to serve as the President and Chief Executive Officer of the Borrower, and
(vii) except if permitted or not prohibited by the Purchase Agreement, the combination of the Borrower with another company, as a result of which the shareholders of Borrower hold less than 70% of the total of all voting shares outstanding or Borrower's directors constitute less than a majority of the Board of Directors of the combined entity.

               (c)  Notice. The Borrower shall give written notice to the Holder
                    ------
of any mandatory prepayment pursuant to this Section 3 at least 5 Business Days prior to the date of such prepayment. Such notice shall be given in the manner specified in Section 11.2 of the Purchase Agreement.

          4.   OPTIONAL PREPAYMENT.
               -------------------

               (a) Upon notice given to the Holder as provided in Section 4(b), the Borrower, at its option, may prepay all or any portion of this Note at any time, by paying an amount equal to the outstanding principal amount of this Note, or the portion of this Note so noticed for prepayment, together with interest accrued and unpaid thereon to the date fixed for prepayment, together with costs and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment, without penalty or premium; provided, however, each prepayment of less than the full
                    --------  -------
outstanding principal balance of the Note shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof, and provided, further, that
                                                      --------  -------
unless this Note shall be paid in full, the aggregate principal balance of this Note outstanding at any time shall be at least $5,000,000.

               (b) The Borrower may give written notice of prepayment of this Note or any portion thereof not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment shall be given in the manner specified in Section 11.2 of the Purchase Agreement. Upon notice of prepayment being given by the Borrower, the Borrower covenants and agrees that it will prepay, on the date therein fixed for prepayment, the outstanding principal amount of this Note or the portion hereof so noticed for prepayment, together with interest accrued and unpaid thereon to the date fixed for such prepayment, together with the costs and expenses referred to in Section 4(a).

               (c) All optional prepayments under this Section 4 shall include payment of accrued interest on the principal amount so prepaid and shall be applied first to all costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of accrued interest, and thereafter to principal.

          5.   AMENDMENT.  Amendments and modifications of this Note may be made
               ---------
only in the manner provided in Section 11.4 of the Purchase Agreement.

          6.   DEFAULTS AND REMEDIES.
               ---------------------

               (a)  Events of Default.  An "Event of Default" shall occur if:
                    -----------------

                    (i) the Borrower shall default in the payment of the principal of this Note, or any installment thereof, when and as the same shall become due and payable, whether at maturity or at a date required or fixed for prepayment or by acceleration or otherwise; or

                    (ii) the Borrower shall default in the payment of any installment of interest on this Note according to its terms, when and as the same shall become due and payable and such default shall continue for a period of 5 days following notice thereof; or

                    (iii) the Borrower shall default in the due observance or performance of any covenant to be observed or performed pursuant to Sections 8.1, 8.2(a), 8.3(a), 8.11 or Article 9 of the Purchase Agreement and such default shall continue for a period of 15 days;

                    (iv) the Borrower or any of its Subsidiaries shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Borrower or any of its Subsidiaries to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or any of the Transaction Documents (other than those referred to in clauses (i), (ii) or (iii) of this Section 6(a)), and such default shall continue for 30 days after the earlier of (A) the date the Borrower is required to give notice thereof to the Holder (whether or not such notice is actually given) or (B) the date of written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Borrower by the Holder; or

                    (v) any representation, warranty or certification made by or on behalf of the Borrower or its Subsidiaries in the Purchase Agreement, this Note, the Transaction Documents or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

                    (vi)   any event or condition shall occur that results in
(A) the acceleration of the maturity of any Indebtedness of the Borrower or any of its Subsidiaries, or (B) a default at the maturity of any Indebtedness of the Borrower, in either case in a principal amount aggregating $250,000 or more; or

                    (vii) any uninsured damage to or loss, theft or destruction of any assets of the Borrower or any of its Subsidiaries shall occur that is in excess of $500,000; or

                    (viii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(a) relief in respect of the Borrower or any of its Subsidiaries, or of a substantial part of their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of their property or assets, or (c) the winding up or liquidation of either the Borrower or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                    (ix) the Borrower or any of its Subsidiaries shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
(b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (viii) of this Section 6(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of their property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

                    (x) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 (to the extent not covered by insurance) shall be rendered against the Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Subsidiaries to enforce any such judgment; or

                    (xi) the holder or holders of Class A Preferred Stock shall exercise their right to elect a director or directors to the Company's Board of Directors upon the occurrence of an Event of Non-Compliance of the type described in Sections 9(A)(ii), 9(A)(iii), 9(a)(vi) or 9(A)(viii) of the Company's Certificate of Designation setting forth the preferences, voting powers, qualifications and special or relative rights or privileges of the Company's Class A and Class B Preferred Stock.

               (b)  Acceleration.
                    ------------

                    (i) If an Event of Default occurs under Section 6(a)(viii) or (ix), then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                    (ii) If any other Event of Default occurs and is continuing, the Holder, by written notice to the Borrower, may declare the principal of and accrued interest on this Note to be immediately due and payable. Upon such declaration, such principal and interest shall become immediately due and payable.

                    (iii) The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice of rescission shall be given in the manner specified in
Section 11.2 of the Purchase Agreement.

          7.   SUBORDINATION.  The "Subordinated Indebtedness", as defined below
               -------------
in this Section 7, shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner provided in this Section 7.

               (a)  Definitions.  As used in this Section 7, the following terms
                    -----------
shall have the following meanings:

          "INDEBTEDNESS" shall have the meaning assigned to that term in the Purchase Agreement.

          "SENIOR INDEBTEDNESS" shall have the meaning assigned to that term in the Purchase Agreement.

          "SUBORDINATED INDEBTEDNESS" shall mean (i) the principal of and interest on this Note; and (ii) any other obligations of the Borrower arising out of or in connection with the Purchase Agreement or this Note.

               (b)  Subordination Upon Certain Events. Upon the occurrence of
                    ---------------------------------
any Event of Default with respect to the Borrower (but not its Subsidiaries) under Sections 6(a)(viii) or (ix) of this Note:

                    (i) Upon any payment or distribution of assets of the Borrower to creditors of such Borrower, holders of Senior Indebtedness shall be entitled to receive indefeasible payment in full of all obligations with respect to the Senior Indebtedness before the Holder shall be entitled to receive any distribution in respect of the Subordinated Indebtedness.

                    (ii) Until all obligations with respect to Senior Indebtedness are paid in full, any distribution to which the Holder would be entitled but for this Section 7 shall be made to the holders of Senior Indebtedness, as their interests may appear, except that the Holder may, pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code of 1978, as amended, or any similar provision of any successor legislation thereto, receive securities that are subordinate to the Senior Indebtedness to at least the same extent as this Note if pursuant to such plan the distributions to the holders of the Senior Indebtedness in the form of cash, securities or other property, by set-off or otherwise, provide for payment of the full amount of the allowed claim of the holders of the Senior Indebtedness.

                    (iii) For purposes of this Section 7, a distribution may consist of cash, securities or other property, by set-off or otherwise.

                    (iv) Notwithstanding the foregoing provisions of Section 7(b), if payment or delivery by the Borrower of cash, securities or other property to the Holder is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to the Senior Indebtedness, and made by a court of competent jurisdiction in a proceeding under any applicable bankruptcy or reorganization law, payment or delivery by such Borrower of such cash, securities or other property shall be made to the Holder in accordance with such order or decree.

               (c)  Payments and Distributions Received. If the Holder shall
                    -----------------------------------
have received any payment from or distribution of assets of the Borrower in respect of the Subordinated Indebtedness in contravention of the terms of this
Section 7 before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be received and held in trust for and shall be promptly paid over or delivered to the holders of Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full.

               (d)  Proofs of Claim.  If, while any Senior Indebtedness is
                    ---------------
outstanding, any Event of Default under Section 6(a)(viii) or (ix) of this Note occurs with respect to the Borrower (but not its Subsidiaries), the Holder shall duly and promptly take such action as any holder of Senior Indebtedness may reasonably request to collect any payment with respect to this Note for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of this Note. Upon the failure of the Holder to take any such action, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Note and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the holder with respect to this Note.

               (e)  Subrogation. After all amounts payable under or in respect
                    -----------
of Senior Indebtedness are paid in full, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. A distribution made under this Section 7 to a holder of Senior Indebtedness which otherwise would have been made to the Holder is not, as between the Borrower and the Holder, a payment by the Borrower on Senior Indebtedness.

          (f)  Relative Rights.  This Section defines the relative rights of the
               ---------------
Holder and the holders of Senior Indebtedness.  Nothing in this Section shall:
(1) impair, as between the Borrower and the Holder, the obligation of the Borrower, which is absolute and unconditional, to pay principal of and interest (including default interest) on this Note in accordance with its terms; (2) affect the relative rights of the Holder and creditors of the Borrower other than holders of Senior Indebtedness or (3) prevent the Holder from exercising its available remedies upon a default or Event of Default, subject to the rights, if any, under this Section 7 of holders of Senior Indebtedness.

          (g)  Subordination May Not Be Impaired by the Borrower.  No right of
               -------------------------------------------------
any holder of any Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by this Note shall be impaired by any failure to act by the Borrower or such holder of Senior Indebtedness or by the failure of the Borrower or such holder to comply with this Note. The provisions of this
Section 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness as a result of the insolvency, bankruptcy or reorganization of the Borrower or any of its Subsidiaries or otherwise, all as though such payment had not been made.

          (h)  Payments.  A payment with respect to principal of or interest on
               --------
the Subordinated Indebtedness shall include, without limitation, payment of principal of, and interest on this Note, any depositing of funds for the defeasance of the Subordinated Indebtedness, any sinking fund and any payment on account of mandatory prepayment or optional prepayment provisions.

          (i)  Section Not to Prevent Events of Default.  The failure to make a
               ----------------------------------------
payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this Section 7 shall not be construed as preventing the occurrence of an Event of Default under Section 6.

          (j)  Subordination Not Impaired: Benefit of Subordination.  The Holder
               -------------------------------------- -------------
agrees and consents that without notice to or assent by such Holder, and without affecting the liabilities and obligations of the Borrower and the rights and benefits of the holders of the Senior Indebtedness set forth in this Section 7:

               (i) The obligations and liabilities of the Borrower and any other party or parties for or upon the Senior Indebtedness may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released, except as prohibited by Sections 9.3 and 9.4 of the Purchase Agreement;

                    (ii) The holders of Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and

                    (iii) Any balance or balances of funds with any holder of Senior Indebtedness at any time outstanding to the credit of the Borrower may, from time to time, in whole or in part, be applied, surrendered or released;

all as the holders of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided for herein.

               (k)  Modification of Section 7. The provisions of this Section 7
                    -------------------------
are for the benefit of the holders from time to time of Senior Indebtedness and, so long as any Senior Indebtedness remains unpaid, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of all holders of Senior Indebtedness.

               (l)  Miscellaneous.
                    -------------

                    (i) To the extent permitted by applicable law, the Holder and the Borrower hereby waive (1) notice of acceptance hereof by the holders of the Senior Indebtedness, and (2) all diligence in the collection or protection of or realization upon the Senior Indebtedness.

                    (ii) The Borrower and the Holder hereby expressly agree that the holders of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this Section 7 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

                    (iii) The Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Agreement, and each holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

          8.   USE OF PROCEEDS. The Borrower shall use the proceeds from
               ---------------
the Indebtedness evidenced by this Note for the payment of fees and expenses in connection with the transactions contemplated in the Transaction Documents and for general corporate purposes.

          9.   SUITS FOR ENFORCEMENT.
               ---------------------

               (a) Subject to Section 7, upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder of this Note.

               (b) In case of any default under this Note, the Borrower will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default, as provided in Article 7 of the Purchase Agreement.

          10.  REMEDIES CUMULATIVE.  No remedy herein conferred upon the Holder
               -------------------
is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          11.  REMEDIES NOT WAIVED.  No course of dealing between the Borrower
               -------------------
and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

          12.  TRANSFER.
               --------

               (a) The term "HOLDER" as used herein shall also include any transferee of this Note whose name has been recorded by the Borrower in the Note Register. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

               (b) The Borrower shall maintain a register (the "NOTE REGISTER") in its principal offices for the purpose of registering the Note and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Note. Upon the issuance of this Note, the Borrower shall record the name of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Notes of like tenor, each in a principal amount not less than one-third of the then principal amount outstanding hereunder, registered in the name of the Holder or a transferee or transferees. If this Note is divided as provided in this paragraph 12, then all references herein to this "Note" shall include the Notes issued as a result of such division. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing.

          13.  REPLACEMENT OF NOTE.  On receipt by the Borrower of an affidavit
               -------------------
of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Borrower to protect the Borrower from any loss which it may suffer if a lost, stolen or destroyed Note is replaced.

          14.  COVENANTS BIND SUCCESSORS AND ASSIGNS.  All the covenants,
               -------------------------------------
stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

          15.  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
               -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

          16.  HEADINGS.  The headings in this Note are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

                                   BANKVEST CAPITAL CORP.


                                   By:  ____________________________________
                                        Name:
                                        Title: